ToughBuilt Announces Revenue of $5 Million for the First Quarter of 2019,
an Increase of 27.9% from the First Quarter of 2018

Lake Forest, CA, May 13, 2019 — ToughBuilt Industries, Inc. (“ToughBuilt”) (NASDAQ: TBLT; TBLTW), a leading designer, manufacturer and distributor of innovative tools and accessories for the building industry, today provided a business update and announced financial results for the quarter ended March 31, 2019.

Michael Panosian, Chief Executive Officer of ToughBuilt, commented, “We are off to a strong start in 2019 with revenue of over $5 million in the first quarter, a 27.9% increase compared to the same period last year. These results reflect our success expanding ToughBuilt’s retail footprint across North America and internationally, on the heels of our November 2018 IPO. In January, we announced we had formally launched sales within Menards®, a mid-western home improvement chain, with more than 300 retail locations. We subsequently announced entering into a distribution agreement with Toolbank, one of Europe’s leading specialist distributors of hand and power tools. We also announced a partnership with Bull Sales, Inc., a third-party logistics and wholesale services company in Canada supplying home improvement chains, independent retailers, as well as the construction, contractor, and automotive markets. We are in discussions with a number of additional major retail chains and international distributors, which we believe will help catapult our business to the next level.”

“In addition to expanding our retail footprint, we recently initiated our e-commerce platform. During the first quarter, we launched our U.S. Amazon storefront, which has become a significant driver of demand for our products. In fact, we achieved a $2.5 million annualized run-rate and over $200,000 worth of sales in the first month —with just our first 10 products. We plan to dramatically expand the number of SKUs and aggressively market our Amazon storefront. Building on this success, we are now preparing to launch our Amazon Canada storefront, as well as a much broader business-to-consumer global e-commerce initiative to expand our online presence.”

“We are also advancing our mobile strategy with the launch of a new subsidiary, ToughBuilt Technologies, Inc., which is focusing on the development of new technologies geared toward ruggedized mobile devices. We were recently awarded two new design patents from the United States Patent and Trademark Office to cover our ruggedized mobile devices. In addition to mobile devices, we are launching a suite of mobile applications that will streamline workflow through trade specific solutions, thereby increasing workforce profitability by cutting time and labor costs across a wide array of industries, although our primary focus continues to be the construction and Do-It-Yourself industries.”

First Quarter 2019 Financial Highlights

Revenues for the three months ended March 31, 2019 and 2018 were $5,022,471 and $3,928,125, respectively. Revenues increased $1,094,346, or 27.9%, primarily due to wide acceptance of our products in the tools industry, receipt of recurring sales orders for metal goods and soft goods from our existing customers and new customers, and introduction and sale of new soft goods products to our customers. Gross profit for the three months ended March 31, 2019 was $1,177,714 compared to $965,434 for the three months ended March 31, 2018. The Company reported net income of $500,213 for the three months ended March 31, 2019, as compared to a net loss of $1,412,686 for the three months ended March 31, 2018.

About ToughBuilt Industries, Inc.

ToughBuilt is a designer, manufacturer and distributor of innovative tools and accessories to the building industry. We market and distribute various home improvement and construction product lines for both the do-it-yourself and professional markets under the TOUGHBUILT® brand name, within the global multibillion dollar per year tool market industry. All of our products are designed by our in-house design team. Since launching product sales in 2013, we have experienced significant annual sales growth. Our current product line includes three major categories, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products. Our mission is to provide products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being and building high brand loyalty. Additional information about the Company is available at: https://www.toughbuilt.com/.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Crescendo Communications, LLC
Email: TBLT@crescendo-ir.com
Tel: (212) 671-1021

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TOUGHBUILT INDUSTRIES, INC.

CONDENSED BALANCE SHEETS

	March 31, 2019	December 31, 2018
	(UNAUDITED)
ASSETS
Current Assets
Cash	$2,446,029	$5,459,884
Accounts receivable	2,010,989	985,854
Factor receivables, net of allowance for sales discounts of $13,000 at March 31, 2019 and December 31, 2018, respectively	1,548,567	1,542,835
Inventory	1,713,906	379,915
Prepaid assets	390,237	222,000
Total Current Assets	8,109,728	8,590,488

Property and equipment, net	303,847	224,196
Security deposit	36,014	36,014
Total Assets	$8,449,589	$8,850,698

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$2,160,127	$1,962,901
Accrued liabilities	203,234	717,453
Accrued payroll taxes	30,425	150,559
Other current liabilities	104,340	167,333
Loan payable - Factor	1,206,069	1,304,512
Warrant derivative	15,273,579	23,507,247
Total Current Liabilities	18,977,774	27,810,005

Total Liabilities	18,977,774	27,810,005

Commitments and contingencies (Note 5)

Stockholders’ Deficit
Common stock, $0.0001 par value, 100,000,000 shares authorized, 14,436,978 shares and 9,870,873 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	1,443	987
Additional paid in capital	28,082,560	20,152,107
Accumulated deficit	(38,612,188)	(39,112,401)
Total Stockholders’ Deficit	(10,528,185)	(18,959,307)

Total Liabilities and Stockholders’ Deficit	$8,449,589	$8,850,698

TOUGHBUILT INDUSTRIES, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31,
	2019	2018
Revenues, Net of Allowances
Metal goods	$1,641,272	$2,101,980
Soft goods	3,381,199	1,826,145
Total Revenues, Net of Allowances	5,022,471	3,928,125

Cost of Goods Sold
Metal goods	1,293,671	1,628,577
Soft goods	2,551,086	1,334,114
Total Cost of Goods Sold	3,844,757	2,962,691

Gross Profit	1,177,714	965,434

Operating Expenses
Selling, general and administrative	2,729,542	1,329,065
Research and development	463,595	385,417
Total Operating Expenses	3,193,137	1,714,482

Operating Loss	(2,015,423)	(749,048)

Other Income (Expense)
Change in fair value of warrant derivative	2,597,899	-
Interest expense	(82,263)	(663,638)
Total Other Income (Expense)	2,515,636	(663,638)

Net Income (Loss) Before Income Tax	500,213	(1,412,686)

Income tax	-	-

Net Income (Loss)	$500,213	$(1,412,686)

Basic and Diluted Net Loss Per Share Attributed to Common Stockholders (Note 2):
Basic net loss per common share	$(0.14)	$(0.38)
Basic weighted average common shares outstanding	11,693,381	3,679,500

Diluted Net Loss per Common Share	$(0.25)	$(0.38)
Diluted weighted average common shares outstanding	16,718,998	3,679,500